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                                                                    EXHIBIT 23.4

                          [HASTINGS & CO. LETTERHEAD]

                                                                January 29, 1997

The Director,
Euro Tech Holdings Company Limited,
18th Floor,
Gee Chang Hong Centre
65 Wong Chuk Hang Road,                                         BY FAX & BY POST
Aberdeen, Hong Kong.                                           Fax No. 2870 0171

Attn: Mr. T.C. Leung

Dear Sirs,

               Re: Public Listings in U.S.A.
              Outline of PRC Legal System

     As a firm of solicitors, we hereby consent to the use of our name included in the prospectus and to all reference to our Firm included in the prospectus.

     By giving this consent, we do not acknowledge that we are an expert as that term is defined in Section 7 of the Securities Act of 1933.

                                          Sincerely,
                                          HASTINGS & CO.

                                          By: /s/  ARTHUR Y. TSO

                                          --------------------------------------
                                                     Mr. Arthur Y. Tso
                                                A Partner of the Firm